Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

February 1, 2005

CONTACT:	Brian Schaefgen
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. ANNOUNCES THE ACQUISITION OF BELLPORT GROUP, INC.

Newport Beach, California, February 1, 2005 – Ambassadors International, Inc. (Nasdaq:AMIE) (the “Company”), announced today that it has acquired 100% of the outstanding stock of BellPort Group, Inc. (“BellPort”), a leading marina operator.

BellPort is one of North America’s premier marina companies operating luxury waterfront facilities in both the United States and Mexico. By leveraging hospitality disciplines, modern management systems, strong financial controls and focused marketing abilities, BellPort has positioned itself to grow and expand its reach in the waterfront recreation and luxury yachting marketplace. In addition to the acquired assets, the transaction includes a 12-month option to purchase a 34% interest in BellPort Japan, a marina operator, owner and developer of waterfront real estate, including both residential communities and marina facilities, located in Japan.

Joseph Ueberroth, President and CEO of the Company, stated, “We see this acquisition as a strategic transaction for the Company, allowing it to leverage its own strengths in hospitality services to become a leading player in the high-end yachting market.”

Brian Schaefgen, Chief Financial Officer of the Company, added, “We look forward to the integration of BellPort’s organizational team and its current operations into the Company, and believe that the transaction should be accretive in the near term.”

The Company’s Board of Directors (“Board”) established a special committee (“Committee”) of independent directors to evaluate and negotiate the terms of the acquisition, and make a recommendation to the full members of the Board based on its evaluation of the merits of the transaction. This Committee was formed as a result of the ownership structure of BellPort which includes ownership interests of the Chairman and the Chief Executive Officer of the Company. As part of its diligence, the Committee engaged the services of a third-party investment bank to evaluate the transaction and provide the Company and its Board with a fairness opinion. This fairness opinion concluded that, subject to the qualifications and limitations set forth in the opinion, the consideration paid by the Company in the transaction was fair. Following its evaluation of the transaction and negotiation of the purchase price, the Committee recommended its approval to the Board. The transaction was unanimously approved by the Board.

About the Company:

Ambassadors International, Inc. provides travel and event management services for corporations, associations and tradeshows. For its nationwide roster of corporate clients, Ambassadors provides a full range of services including incentive travel, merchandise award programs and corporate meeting management services. The Company provides comprehensive hotel reservation, registration and travel services for meetings, conventions and tradeshows. The Company has also initiated a specialty reinsurance company that participates in selective reinsurance programs as a complement to its existing performance improvement business. Headquartered in Newport Beach, CA, the Company has offices in San Diego, CA, San Rafael, CA, Atlanta, GA and Chicago, IL.

Forward-Looking Statements:

This press release contains forward-looking statements that involve various risks and uncertainties. The forward-looking statements contained in this release are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. Such risks and uncertainties include, among others, general economic financial and business conditions, overall conditions in the travel services and insurance markets, potential claims related to the Company’s reinsurance business, the Company’s ability to successfully integrate the operations of BellPort and realize the expected benefits of the acquisition and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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